Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-3036
	kim_watkins@intuit.com	kali_fry@intuit.com

Intuit Reports Strong Full Year Results and Sets Fiscal 2022 Guidance
Performance led by strength across the platform, including Credit Karma, Small Business and Self-Employed Group and Consumer Group

    MOUNTAIN VIEW, Calif. - Aug. 24, 2021 - Intuit Inc. (Nasdaq: INTU) announced financial results for the fourth quarter and full fiscal year 2021, which ended July 31.
    "We had a very strong fourth quarter capping off an outstanding fiscal 2021," said Sasan Goodarzi, Intuit's chief executive officer. "Our momentum continues across the company with accelerated innovation focused on our customers' most important needs while creating durable growth opportunities for Intuit in the future."
Financial Highlights
For the fourth quarter, Intuit reported:
•Total revenue of $2.6 billion, up 41 percent from $1.8 billion in the prior year, including the addition of Credit Karma.
•Small Business and Self-Employed Group revenue grew by 19 percent to $1.3 billion and Online Ecosystem revenue grew by 30 percent.
•Consumer Group revenue of $852 million, compared to $710 million in the prior year.
•Credit Karma revenue of $405 million, a quarterly record for the business.

For the full year, including the addition of Credit Karma beginning December 3, Intuit reported:
•Total revenue to $9.6 billion, up 25 percent year-over-year, including 11 points from the addition of Credit Karma this year.

Intuit Reports Fourth Quarter and Full-year 2021 Earnings

•Combined Platform Revenue, which includes QuickBooks Online, TurboTax Online and Credit Karma, grew 39 percent to $6.6 billion. This includes 18 points from the addition of Credit Karma this year.
•Small Business and Self-Employed Group revenue grew 16 percent and Online Ecosystem revenue grew 26 percent.
•Consumer Group revenue grew 14 percent to $3.6 billion.
•Credit Karma revenue of $865 million.
•GAAP operating income of $2.5 billion, up 15 percent.
•Non-GAAP operating income of $3.5 billion, up 31 percent.
•GAAP and non-GAAP earnings per share grew by 9 percent and 24 percent, respectively.

Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.
Snapshot of Fourth-quarter Fiscal Year 2021 Results

GAAP				Non-GAAP
	Q4 FY21	Q4 FY20	Change	Q4 FY21	Q4 FY20	Change
Revenue	$2,561	$1,816	41%	$2,561	$1,816	41%
Operating Income	$402	$483	(17)%	$715	$616	16%
Earnings Per Share	$1.37	$1.68	(18)%	$1.97	$1.81	9%
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP). GAAP operating income and earnings per share year-over-year results reflect higher stock compensation expense associated with the Credit Karma acquisition.

Intuit Reports Fourth Quarter and Full-year 2021 Earnings

Snapshot of Fiscal Year 2021 Full-year Results

GAAP				Non-GAAP
	FY21	FY20	Change	FY21	FY20	Change
Revenue	$9,633	$7,679	25%	$9,633	$7,679	25%
Operating Income	$2,500	$2,176	15%	$3,485	$2,668	31%
Earnings Per Share	$7.56	$6.92	9%	$9.74	$7.86	24%
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).

Business Segment Results
Small Business and Self-Employed Group
•For the fourth fiscal quarter and full fiscal year:
◦QuickBooks Online accounting revenue grew 28 percent for the quarter and 25 percent for the year. Growth was driven primarily by customer growth, mix shift, and higher effective prices.
◦Online services revenue grew 35 percent for the quarter and 27 percent for the year. Growth was driven by QuickBooks Online payments and QuickBooks Online payroll.
◦The Paycheck Protection Program (PPP) generated non-recurring revenue of $4 million and $20 million in fourth quarter and fiscal 2021, respectively, and $30 million in each of the fourth quarter and fiscal 2020. The table below adjusts growth for non-recurring revenue related to the PPP.

Intuit Reports Fourth Quarter and Full-year 2021 Earnings

YoY Growth %	Q4 FY21	FY21
Online Services Revenue	35%	27%
Online Services Revenue (Excluding PPP Revenue)	43%	28%
Online Ecosystem Revenue	30%	26%
Online Ecosystem Revenue (Excluding PPP Revenue)	33%	26%
Small Business and Self-Employed Group Revenue	19%	16%
Small Business and Self-Employed Group Revenue (Excluding PPP Revenue)	22%	16%

Consumer and Strategic Partner Groups

•TurboTax Online units grew 5 percent and total TurboTax units increased 6 percent.
•TurboTax share of total returns expanded approximately 1 point, excluding approximately 8 million stimulus-only filings last season.
•Customers paying nothing grew more than 6 percent to over 17 million filers. Intuit's commitment to provide robust free tax preparation offerings has resulted in nearly 100 million TurboTax customers who paid nothing for their TurboTax experience over the last 8 years.
•Professional tax revenue in the Strategic Partner Group grew by 5 percent for the year.

TurboTax Federal Unit Data

Units in millions	Season through July 31, 2021	Season through July 31, 2020	Change Year-Over-Year
Desktop Units	4.8	4.9	(2)%
Online Units	37.7	35.8	5%
Sub-total U.S. TurboTax Units	42.5	40.7	4%
Free File Alliance	3.0	2.0	46%
Total U.S. TurboTax Units	45.5	42.7	6%
Canada TurboTax Units	3.6	3.4	8%
Unit data is for the period November 1, 2020 to July 31, 2021 for the season through July 31, 2021 and for November 1, 2019 to July 31, 2020 for the season through July 31, 2020.

Intuit Reports Fourth Quarter and Full-year 2021 Earnings

Credit Karma
•Both the core verticals - including credit cards and personal loans, and growth verticals - including home and auto loans and insurance, saw record high revenue in the quarter. Sequential growth from third quarter to fourth quarter predominantly reflects strength in credit cards and personal loans, as transactions per member increased.
Capital Allocation Summary
In the fourth quarter, the company had:
•Reported a total cash and investments balance of approximately $3.9 billion as of July 31.
•Repurchased $1.0 billion of stock during fiscal year 2021. The Board approved a new $2 billion repurchase authorization, giving the company a total authorization of $3.3 billion to repurchase shares.
•Received Board approval for a quarterly dividend of $0.68 per share, payable October 18, 2021. This represents a 15 percent increase versus last year.

Forward-looking Guidance
Intuit announced guidance for the first quarter of fiscal year 2022, which ends Oct. 31. The company expects:
•Revenue growth of approximately 36 to 38 percent, including Credit Karma.
•GAAP earnings per share of $0.14 to $0.19.
•Non-GAAP diluted earnings per share of $0.94 to $0.99.
Intuit also announced guidance for the full fiscal year 2022. The company expects:
•Revenue of $11.050 billion to $11.200 billion, growth of approximately 15 to 16 percent, including a full year of Credit Karma.
•GAAP operating income of $2.605 billion to $2.680 billion, growth of approximately 4 to 7 percent.
•Non-GAAP operating income of $4.050 billion to $4.125 billion, growth of approximately 16 to 18 percent.

Intuit Reports Fourth Quarter and Full-year 2021 Earnings

•GAAP diluted earnings per share of $7.46 to $7.66, a decline of approximately 1 percent to growth of 1 percent.
•Non-GAAP diluted earnings per share of $11.05 to $11.25, growth of approximately 13 to 16 percent.
The company expects the following segment revenue results for fiscal year 2022:
•Small Business and Self-Employed Group: growth of 12 to 14 percent.
•Consumer Group: growth of 10 to 11 percent.
•ProConnect Group: growth of 1 to 2 percent.
•Credit Karma: revenue of $1.345 billion to $1.380 billion.

Conference Call Details
    Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on Aug. 24. The conference call can be heard live at http://investors.intuit.com/Events/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.
Replay Information
    A replay of the conference call will be available for one week by calling 855-859-2056, or 404-537-3406 from international locations. The access code for this call is 5412568.
The audio webcast will remain available on Intuit’s website for one week after the conference call.
Investor Day 2021
    Intuit will host its virtual annual Investor Day on Sept. 30 at 8:00 a.m. Pacific time. The half-day event will include presentations from Sasan Goodarzi, chief executive officer, Michelle Clatterbuck, chief financial officer, and other leaders. If you would like to attend, please register at https://investorday2021.intuit.com/investorday/registration.
About Intuit
Intuit is a global technology platform that helps our customers and communities overcome their most important financial challenges. Serving approximately 100 million customers worldwide with TurboTax, QuickBooks, Mint and Credit Karma, we believe that

Intuit Reports Fourth Quarter and Full-year 2021 Earnings

everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us for the latest information about Intuit, our products and services, and find us on social.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
    This press release contain forward-looking statements, including Intuit’s prospects for the business in fiscal 2022 and beyond; expectations regarding Intuit’s growth outside the US; expectations regarding timing and growth of revenue for each of Intuit’s reporting segments and from current or future products and services; expectations regarding customer growth; expectations regarding Intuit’s corporate tax rate; expectations regarding changes to our products and their impact on Intuit’s business; expectations regarding the amount and timing of any future dividends or share repurchases; expectations regarding availability of our offerings; expectations regarding the impact of our strategic decisions on Intuit’s business; and all of the statements under the heading "Forward-looking Guidance."
    Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant global economic instability and uncertainty. These factors include, without limitation, the following: our ability to compete successfully; our participation in the Free File Alliance; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability to predict consumer behavior; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with acquisition and divestiture activity, including the acquisition and integration of Credit Karma; the issuance of equity or incurrence of debt to fund an acquisition; our cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our products (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic changes; exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2020 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Fiscal 2022 full-year and Q1 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. We do not undertake any duty to update any forward-looking statement or other information in this presentation.

TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31, 2021	July 31, 2020	July 31, 2021	July 31, 2020

Net revenue:
Product	$303	$294	$1,698	$1,635
Service and other	2,258	1,522	7,935	6,044
Total net revenue	2,561	1,816	9,633	7,679
Costs and expenses:
Cost of revenue:
Cost of product revenue	16	15	69	72
Cost of service and other revenue	434	302	1,564	1,284
Amortization of acquired technology	15	5	50	22
Selling and marketing	845	424	2,644	2,048
Research and development	521	393	1,678	1,392
General and administrative	274	193	982	679
Amortization of other acquired intangible assets	54	1	146	6
Total costs and expenses [A]	2,159	1,333	7,133	5,503
Operating income	402	483	2,500	2,176
Interest expense	(7)	(7)	(29)	(14)
Interest and other income, net	8	10	85	36
Income before income taxes	403	486	2,556	2,198
Income tax provision [B]	23	41	494	372
Net income	$380	$445	$2,062	$1,826

Basic net income per share	$1.39	$1.70	$7.65	$6.99
Shares used in basic per share calculations	273	262	270	261

Diluted net income per share	$1.37	$1.68	$7.56	$6.92
Shares used in diluted per share calculations	277	264	273	264

Cash dividends declared per common share	$0.59	$0.53	$2.36	$2.12

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income for the periods shown.

	Three Months Ended		Twelve Months Ended
(in millions)	July 31, 2021	July 31, 2020	July 31, 2021	July 31, 2020
Cost of revenue	$22	$16	$69	$60
Selling and marketing	56	30	183	116
Research and development	94	40	281	151
General and administrative	72	28	220	108
Total share-based compensation expense	$244	$114	$753	$435
[B]We recognized excess tax benefits on share-based compensation of $126 million in our provision for income taxes for the twelve months ended July 31, 2021 and $90 million for the twelve months ended July 31, 2020.
Our effective tax rate for the twelve months ended July 31, 2021 was approximately 19%. Excluding tax benefits related to share-based compensation, our effective tax rate was 24%. This differed from the federal statutory rate of 21% primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the benefit we received from the federal research and experimentation credit.
Our effective tax rate for the twelve months ended July 31, 2020 was approximately 17%. Excluding tax benefits related to share-based compensation, our effective tax rate was 21% and did not differ significantly from the federal statutory rate.
In the current global tax policy environment, the U.S. and other domestic and foreign governments continue to consider, and in some cases enact, changes in corporate tax laws. As changes occur, we account for finalized legislation in the period of enactment.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2021
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$209	$(25)	$1,914	$402	$2,500
Amortization of acquired technology	7	14	14	15	50
Amortization of other acquired intangible assets	2	36	54	54	146
Professional fees for business combinations	5	30	1	—	36
Share-based compensation expense	111	180	218	244	753
Non-GAAP operating income (loss)	$334	$235	$2,201	$715	$3,485

GAAP net income (loss)	$198	$20	$1,464	$380	$2,062
Amortization of acquired technology	7	14	14	15	50
Amortization of other acquired intangible assets	2	36	54	54	146
Professional fees for business combinations	5	30	1	—	36
Share-based compensation expense	111	180	218	244	753
Net (gain) loss on debt securities and other investments	(7)	(8)	—	—	(15)
Other income from divested businesses [A]	—	(30)	—	—	(30)
Income tax effects and adjustments [B]	(66)	(57)	(73)	(149)	(345)
Non-GAAP net income (loss)	$250	$185	$1,678	$544	$2,657

GAAP diluted net income (loss) per share	$0.75	$0.07	$5.30	$1.37	$7.56
Amortization of acquired technology	0.03	0.05	0.05	0.06	0.18
Amortization of other acquired intangible assets	—	0.14	0.19	0.20	0.53
Professional fees for business combinations	0.02	0.11	—	—	0.13
Share-based compensation expense	0.42	0.66	0.79	0.88	2.76
Net (gain) loss on debt securities and other investments	(0.03)	(0.03)	—	—	(0.05)
Other income from divested businesses [A]	—	(0.11)	—	—	(0.11)
Income tax effects and adjustments [B]	(0.25)	(0.21)	(0.26)	(0.54)	(1.26)
Non-GAAP diluted net income (loss) per share	$0.94	$0.68	$6.07	$1.97	$9.74

Shares used in GAAP diluted per share calculation	265	273	276	277	273

Shares used in non-GAAP diluted per share calculation	265	273	276	277	273
[A] During the three months ended January 31, 2021, we recorded a $30 million gain from the sale of a note receivable that was previously written off.
[B]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2020
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$10	$270	$1,413	$483	$2,176
Amortization of acquired technology	6	6	5	5	22
Amortization of other acquired intangible assets	2	1	2	1	6
Professional fees for business combinations	—	—	16	13	29
Share-based compensation expense	111	107	103	114	435
Non-GAAP operating income (loss)	$129	$384	$1,539	$616	$2,668

GAAP net income (loss)	$57	$240	$1,084	$445	$1,826
Amortization of acquired technology	6	6	5	5	22
Amortization of other acquired intangible assets	2	1	2	1	6
Professional fees for business combinations	—	—	16	13	29
Share-based compensation expense	111	107	103	114	435
Net (gain) loss on debt securities and other investments	1	1	2	1	5
Income tax effects and adjustments [A]	(68)	(49)	(29)	(102)	(248)
Non-GAAP net income (loss)	$109	$306	$1,183	$477	$2,075

GAAP diluted net income (loss) per share	$0.22	$0.91	$4.11	$1.68	$6.92
Amortization of acquired technology	0.02	0.02	0.02	0.02	0.08
Amortization of other acquired intangible assets	0.01	—	0.01	—	0.02
Professional fees for business combinations	—	—	0.06	0.05	0.11
Share-based compensation expense	0.42	0.41	0.39	0.44	1.65
Net (gain) loss on debt securities and other investments	—	—	0.01	—	0.02
Income tax effects and adjustments [A]	(0.26)	(0.18)	(0.11)	(0.38)	(0.94)
Non-GAAP diluted net income (loss) per share	$0.41	$1.16	$4.49	$1.81	$7.86

Shares used in GAAP diluted per share calculation	264	264	264	264	264

Shares used in non-GAAP diluted per share calculation	264	264	264	264	264

[A]        As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 31, 2021	July 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$2,562	$6,442
Investments	1,308	608
Accounts receivable, net	391	149
Income taxes receivable	123	12
Prepaid expenses and other current assets	316	314
Current assets before funds held for customers	4,700	7,525
Funds held for customers	457	455
Total current assets	5,157	7,980

Long-term investments	43	19
Property and equipment, net	780	734
Operating lease right-of-use assets	380	226
Goodwill	5,613	1,654
Acquired intangible assets, net	3,252	28
Long-term deferred income taxes	8	65
Other assets	283	225
Total assets	$15,516	$10,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$—	$1,338
Accounts payable	623	305
Accrued compensation and related liabilities	530	482
Deferred revenue	684	652
Other current liabilities	361	297
Current liabilities before customer fund deposits	2,198	3,074
Customer fund deposits	457	455
Total current liabilities	2,655	3,529

Long-term debt	2,034	2,031
Long-term deferred income tax liabilities	525	2
Operating lease liabilities	380	221
Other long-term obligations	53	42
Total liabilities	5,647	5,825

Stockholders’ equity	9,869	5,106
Total liabilities and stockholders’ equity	$15,516	$10,931

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	July 31, 2021	July 31, 2020
Cash flows from operating activities:
Net income	$2,062	$1,826
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	166	189
Amortization of acquired intangible assets	197	29
Non-cash operating lease cost	62	60
Share-based compensation expense	753	435
Deferred income taxes	(42)	(179)
Other	(39)	6
Total adjustments	1,097	540
Originations of loans held for sale	(41)	(566)
Sale and principal payments of loans held for sale	143	482
Changes in operating assets and liabilities:
Accounts receivable	(104)	(59)
Income taxes receivable	(51)	53
Prepaid expenses and other assets	30	(31)
Accounts payable	206	33
Accrued compensation and related liabilities	(70)	100
Deferred revenue	22	38
Operating lease liabilities	(66)	(61)
Other liabilities	22	59
Total changes in operating assets and liabilities	(11)	132
Net cash provided by operating activities	3,250	2,414
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(1,489)	(701)
Sales of corporate and customer fund investments	229	130
Maturities of corporate and customer fund investments	550	596
Purchases of property and equipment	(125)	(137)
Acquisitions of businesses, net of cash acquired	(3,064)	—
Originations of term loans to small businesses	(232)	(243)
Principal repayments of term loans from small businesses	136	287
Other	30	(29)
Net cash used in investing activities	(3,965)	(97)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of discount and issuance costs	—	1,983
Proceeds from borrowings under unsecured revolving credit facility	—	1,000
Repayments on borrowings under unsecured revolving credit facility	(1,000)	—
Repayment of debt	(338)	(50)
Proceeds from issuance of stock under employee stock plans	196	211
Payments for employee taxes withheld upon vesting of restricted stock units	(383)	(244)
Cash paid for purchases of treasury stock	(1,005)	(323)
Dividends and dividend rights paid	(646)	(561)
Net change in customer fund deposits	2	19
Other	(2)	(1)
Net cash provided by (used in) financing activities	(3,176)	2,034
Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	13	(6)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(3,878)	4,345
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	6,697	2,352
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$2,819	$6,697
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the consolidated balance sheets to the total amounts reported on the consolidated statements of cash flows
Cash and cash equivalents	$2,562	$6,442
Restricted cash and restricted cash equivalents included in funds held for customers	257	255
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$2,819	$6,697

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Supplemental disclosure of cash flow information:
Interest paid	$30	$14
Income taxes paid	$578	$493

Supplemental schedule of non-cash investing activities:
Issuance of common stock in a business combination	$3,798	$—

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending October 31, 2021
Revenue	$1,795	$1,825	$—		$1,795	$1,825
Operating income	$—	$15	$353	[a]	$353	$368
Diluted earnings per share	$0.14	$0.19	$0.80	[b]	$0.94	$0.99

Twelve Months Ending July 31, 2022
Revenue	$11,050	$11,200	$—		$11,050	$11,200
Operating income	$2,605	$2,680	$1,445	[c]	$4,050	$4,125
Diluted earnings per share	$7.46	$7.66	$3.59	[d]	$11.05	$11.25
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $284 million; amortization of acquired technology of approximately $15 million; and amortization of other acquired intangible assets of approximately $54 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate. We expect a non-GAAP tax rate of 24% in fiscal 2022.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $1,172 million; amortization of acquired technology of approximately $59 million; and amortization of other acquired intangibles of approximately $214 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate. We expect a non-GAAP tax rate of 24% in fiscal 2022.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated August 24, 2021 contains non-GAAP financial measures. Table B1, Table B2 and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:
•Share-based compensation expense
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:
•Gains and losses on debt and equity securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the entity and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired entities. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt and equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we sell or impair available-for-sale debt and equity securities and other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 23% and 24% for fiscal 2020 and fiscal 2021, respectively. These long-term non-GAAP tax rates could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We evaluate these long-term non-GAAP tax rates on an annual basis and whenever any significant events occur which may materially affect the rates.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of business and long-lived assets.